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Exhibit 3.9

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

ARTICLE I

        The name of the corporation is:

          Cascades Diamond, Inc.

ARTICLE II

        The purpose of the corporation is to engage in the following business activities:

  a.
  To engage in any manufacturing, mercantile, or trading business or businesses of any kind, and to do all things incidental thereto; to maintain and operate properties and facilities for the production and sale of any articles of commerce and to purchase or otherwise acquire, own mortgage, pledge, create security interests in, sell, assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares, and merchandise, and real and personal property, of every class and description. More particularly, but without limiting the generality of the foregoing, to manufacture, produce, prepare, finish, buy, sell, trade and deal in any and all kinds of wood pulp, pulp, paper and other cellulose fiber products, and any and all products and by-products of such manufacture; to manufacture, produce, prepare, buy, sell and trade and deal in any and all materials, chemicals, and other substances which now or hereafter may be used, or conveniently manufactured or dealt in, in connection with the manufacture or use of wood pulp, pulp, paper and other cellulose fiber products; to manufacture, produce, prepare, process, convert, coat, laminate, print, lithograph, finish, buy, sell, trade, and deal in any and all types of packaging materials, packages, bags, envelopes, pouches, and other containers, whether or not the same are made of or utilized or incorporate wood pulp, pulp, paper, or cellulose fiber products; and to manufacture, produce, buy, sell, trade, and deal in machinery, machines, equipment, materials, plastics, synthetics, chemicals, and other substances.

  b.
  To carry on any other business or activity which may lawfully be carried on by a corporation organized under Business Corporation Laws of the Commonwealth of Massachusetts, whether or not related to those referred to herein.

ARTICLE III

        The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	200,000	Common:	—	—
Preferred:	400,000	Preferred:	—	—

ARTICLE IV

        If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

        The Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this paragraph and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this paragraph, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitations:

  a.
  The number of shares to constitute such series and the distinctive designations thereof;

  b.
  The dividend rate to which said shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date and dates from which dividends (if cumulative), shall accumulate and the dates on which dividends (if declared) shall be payable;

  c.
  Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations, and restrictions with respect to such redemptions;

  d.
  The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up as voluntary or involuntary;

  e.
  Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund;

  f.
  Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, if adjusting the same;

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  g.
  The voting powers, if any, of such series;

  h.
  Any other relative rights, preferences, and limitations thereof as shall not be inconsistent with this paragraph.

ARTICLE V

        The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

          None

ARTICLE VI

        Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders. (If there are no provisions, state "None".)

          None

ARTICLE VII

        The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

        The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

  a.
  The post office address of the corporation IN MASSACHUSETTS is:

    Church Street, Thorndike, MA

  b.
  The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President	Bernard Lemaire	402 Marie Victorin Kingsey Falls, QUE J0A 1B0
First Executive Vice President	Laurent Lemaire	400 Marie Victorin Kingsey Falls, QUE J0A 1B0
Second Executive Vice President	Alain Lemaire	396 Marie Victorin Kingsey Falls, QUE J0A 1B0
Treasurer	Fernand Cloutier	435 Marie Victorin Kingsey Falls, QUE J0A 1B0

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Clerk	Jaques Aubert	45 Laurier West Arthabaska QUE G6P 6P5
Directors	Bernard Lemaire	402 Marie Victorin Kingsey Falls, QUE J0A 1B0
	Laurent Lemaire	400 Marie Victorin Kingsey Falls, QUE J0A 1B0
	Alain Lemaire	396 Marie Victorin Kingsey Falls, QUE J0A 1B0
  c.
  The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

    12/31

  d.
  The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

    Arthur W. Price, Esquire
    Cohen, Rosenthal, Price, Mirkin, Berg & Wernick, P.C.
    101 State Street, Suite 808
    Springfield, MA 01103

ARTICLE IX

        By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

        IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of the General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 30th day of March, 1989.

Arthur W. Price

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CERTIFICATE OF MERGER

        In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.     SURVIVING ENTITY

  A.
  The name of the entity surviving the merger is:

    Cascades Diamond, Inc. (Ohio Registration No. 802883)

    (if the surviving entity is an Ohio limited partnership or qualified foreign limited partnership, its registration number must be provided)

  B.
  Name change: As a result of this merger, the name of the surviving entity has been changed to the following:

(complete only if the name of surviving entity is changing through the merger)
  C.
  The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

  ☐
  Domestic (Ohio) corporation

  ☒
  Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of Massachusetts and licensed to transact business in the state of Ohio.

  ☐
  Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of                        , and NOT licensed to transact business in the state of Ohio.

  ☐
  Domestic (Ohio) limited liability company

  ☐
  Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of                        , and registered to do business in the state of Ohio.

  ☐
  Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of                        , and NOT registered to do business in the state of Ohio.

  ☐
  Domestic (Ohio) limited partnership, registration number                        .

  ☐
  Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of                        , and registered to do business in the state of Ohio, under registration number                        .

    ☐
    Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of                        , and NOT registered to do business in the state of Ohio.

II.    MERGER ENTITIES

        The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows:

Name	State/Country of Organization	Type of Entity
Cascades Diamond Ohio, Inc.	Ohio	Corporation
Charter No. 807995

III.  MERGER AGREEMENT ON FILE

        The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

Name	Address
Michael Mooney, Esq.	1 International Place
NUTTER, McCLENNEN & FISH, LLP	Boston, Massachusetts 02110

IV.    EFFECTIVE DATE OF MERGER

        This merger is to be effective:

        On April 30, 1997 (If a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.     MERGER AUTHORIZED

        The laws of the state or country under which each constituent entity exists, permits this merger.

        This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certification behalf of each of the constituent entities are duly authorized to do so.

VI.   STATUTORY AGENT

        The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

Name	Address

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the State of Ohio)

        Acceptance of Agent

        The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records.)

VII. STATEMENT OF MERGER

        Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII. AMENDMENTS

        The articles of incorporation, articles of organization or certificates of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

        There are no Amendments.

(Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity us a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.   QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

  A.
  The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

(name)	(street and number)
, Ohio
(city, village or township)		(zip code)

        The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

  B.
  The qualifying entity also states as follows: (complete only if applicable)

  1.
  Foreign Qualifying Limited Liability Company
  (If the qualifying entity is a foreign limited liability company, the following information must be completed)

  a.
  The name of the limited liability company in its state of organization/registration is
                                                                           .

  b.
  The name under which the limited liability company desires to transact business in Ohio is
                                                                           .

  c.
  The limited liability company was organized or registered on                         under the laws of the state/country of                         .

  d.
  The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

                                                                           .

  2.
  Foreign Qualifying Limited Partnership
  (If the qualifying entity is a foreign limited partnership, the following information must be completed)

      a.
      The name of limited partnership is
                                                                               .

      b.
      The limited partnership was formed on                                                   under the laws of the state/country of                         .

      c.
      The address of the office of the limited partnership in its state/country of organization is
                                                                               .

      d.
      The limited partnership's principal office address is

      e.
      The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

Name Address

        (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

      f.
      The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

        The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

        The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

Cascades Diamond, Inc. exact name of entity		Cascades Diamond Ohio, Inc. exact name of entity
By:		By:

Its:	President (Alain Ducharme)	Its:	President (Alain Ducharme)
Date:	April 3, 1997	Date:	April 3, 1997
Cascades Diamond, Inc. exact name of entity		Cascades Diamond Ohio, Inc. exact name of entity
By:		By:

Its:	Clerk (Michele Beauchamp)	Its:	Clerk (Michele Beauchamp)
Date:	April 3, 1997	Date:	April 3, 1997
exact name of entity		exact name of entity
By:		By:

Its:		Its:

Date:		Date:

exact name of entity		exact name of entity
By:		By:

Its:		Its:

Date:		Date:

exact name of entity		exact name of entity
By:		By:

Its:		Its:

Date:		Date:

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF MERGER

Merger of	CASCADES DIAMOND, INC. (a Massachusetts Corp.)

and
CASCADES DIAMOND OHIO, INC. (an Ohio Corp.)

the constituent corporations, into
CASCADES DIAMOND, INC.

one of the constituent corporations organized under the laws of Massachusetts.

        The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

  1.
  An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

  2.
  The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

    April 30, 1997

  3.
  (For a merger)

        The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

          None

        (For a consolidation)

    (a)
    The purpose of the resulting corporation is to engage in the following business activities:

    (b)
    State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:
Preferred:		Preferred:
    (c)
    If more than one class of stock is authorized, state a distinguished designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

      None

    (d)
    The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

      None

    (e)
    Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

      None

        Item 4 below may be deleted if the resulting/surviving corporation is organized under the laws of a state other than Massachusetts.

  4.
  The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

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    (a)
    The street address (post office boxes are not acceptable) of the surviving corporation in Massachusetts is:

      Church Street, Thorndike, MA 01079

    (b)
    The name, residential address and post office address of each director and officer of the resulting/surviving corporation is:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Alain Ducharme	1, Rue Des Pins, Kingsey Falls, Quebec	same
Treasurer:	Elaine Casey	84 1/2 South Street, Granby, MA 01033	same
Clerk:	Michele Beauchamp	125 46th Ave. Lachine, Quebec H8T 2N2	same
Directors	Laurent Lemaire	402 Marie Victorin, Kingsey Falls, Quebec	same
	Alain Lemaire	396 Marie Victorin, Kingsey Falls, Quebec	same
	Alain Ducharme	1, Rue Des Pins, Kingsey Falls, Quebec	same
	Robert Hall	1651 Simard Street, Sherbrooke, Quebec	same
    (c)
    The fiscal year (i.e. tax year) of the surviving corporation shall end on the last day of the month of:

      December 31

    (d)
    The name and business address of the resident agent, if any, of the surviving corporation is:

      Arthur W. Price Esq., 1 Monarch Place, Springfield, MA 01103

        Item 5 below may be deleted if the resulting/surviving corporation is organized under the laws of Massachusetts.

FOR MASSACHUSETTS CORPORATIONS

        The undersigned "President" and "Clerk" of Cascades Diamond, Inc. a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 78.

, President
Alain Ducharme

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, Clerk
Michele Beauchamp

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

        The undersigned, Alain Ducharme, President, and Michele Beauchamp, Clerk, of Cascades Diamond Ohio, Inc., a corporation organized under the laws of Ohio, further state under the penalties of perjury that the agreement of merger has been duly adopted by such corporation in the manner required by the laws of Ohio.

Alain Ducharme, President
Michele Beauchamp, Clerk

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[CERTIFICATE OF THE

SECRETARY OF STATE

OF

THE STATE OF OHIO]

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ARTICLES OF ORGANIZATION